UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2012

_________________________________

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

__________________________________

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway

Farmington Hills, Michigan 48334

(Address of principal executive offices)

Registrant's telephone number, including area code: (248) 737-4190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 Regulation FD Disclosure.

Agree Realty Corporation (the “Company”) discloses the following recent developments:

Credit Facility Refinancing

On October 26, 2011, the Company replaced its $55 million and $5 million credit facilities with an $85 million unsecured revolving credit facility that matures on October 26, 2014. Subject to customary conditions, at the Company’s option, the credit facility may be extended for two one-year terms and the total commitments under the credit facility may be increased up to an aggregate of $135 million. Borrowings under the credit facility are priced at LIBOR plus 175 to 260 basis points, depending on the Company’s leverage ratio, and were LIBOR plus 185 basis points on January 20, 2012. As of January 20, 2012, the Company had approximately $60.9 million in principal amount outstanding under the credit facility.

Acquisition, Disposition and Development Activities

Since September 30, 2011:

•	The Company acquired five properties with a total of approximately 130,000 square feet of gross leasable area for purchase prices aggregating approximately $20.7 million.

•	The Company sold a Borders Group, Inc. (“Borders”) property in Norman, Oklahoma, for approximately $1.6 million.

•	The Company conveyed the Borders corporate headquarters property in Ann Arbor, Michigan, which was subject to a non-recourse mortgage loan in default, to the lender pursuant to a consensual deed-in-lieu-of-foreclosure process that satisfied the loan.

•	The Company entered into a settlement agreement that provided for the termination of the ground lease on a former Borders property in Ann Arbor, Michigan, and conveyed the retail portion of the property to the ground lessor and retained the office portion of the property.

In the ordinary course of business, the Company continually evaluates properties for acquisition and development. As of January 20, 2012, the Company was party to purchase and sale agreements, subject to customary closing conditions, for the purchase of three properties with a total of approximately 146,000 square feet of gross leasable area for purchase prices aggregating approximately $17.8 million. In addition, as of January 20, 2012, the Company was party to letters of intent for the purchase of five properties with a total of approximately 58,000 square feet of gross leasable area for purchase prices aggregating approximately $21.5 million. The Company is in various stages of due diligence and underwriting as part of its evaluations of these eight potential acquisitions, and each is subject to significant outstanding conditions and, in the case of the properties subject to letters of intent, the negotiation and execution of definitive purchase and sale agreements. The Company can make no assurance that it will consummate any particular potential acquisition or, if it does, what the terms or timing of any contemplated acquisition will be.

On November 3, 2011, the Company announced its purchase of a parcel of land in Southfield, Michigan, which was pre-leased to McDonald’s under a 20-year ground lease. McDonald’s is currently constructing a building on the site, which is expected to be completed by the third quarter of 2012. In addition, as of January 20, 2012, the Company had a pipeline of six potential development projects and one potential redevelopment project in California, Florida and Michigan with a total of approximately 66,000 square feet of gross leasable area and anticipated aggregate development costs of approximately $19.4 million. The Company can make no assurance that it will consummate any particular potential development project or, if it does, what the terms or timing of any proposed development will be.

Corporate Activity

On January 9, 2012, the Company issued 93,600 restricted shares of common stock to its officers and employees pursuant to the Company’s 2005 Equity Incentive Plan. The restricted shares of common stock vest in equal installments over a five-year period from the date of grant.

CAM

Consistent with market practice, the Company’s leases for space in multi-tenant properties generally require the tenants to pay their proportionate share of operating expenses, such as real estate taxes, insurance, and repairs and maintenance, also referred to as common area maintenance or “CAM” charges. The related revenue from tenant billings for CAM charges is recognized as an operating cost reimbursement in the same period the expense is recorded. In the Company’s financial statements for the fiscal year ended December 31, 2011, which will be included in its annual report on Form 10-K for the fiscal year ended December 31, 2011, the Company expects to record a liability of approximately $200,000 for potential disputes by tenants concerning their proportionate share of CAM charges.

Item 8.01 Other Events.

On January 24, 2012, the Company and Agree Limited Partnership, for which the Company is the sole general partner, entered into an Underwriting Agreement with Raymond James & Associates, Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,300,000 shares of common stock, par value $0.0001 per share, at a purchase price to the public of $24.75 per share.

The offering closed on January 27, 2012, and the Company issued 1,300,000 shares pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-161520), which was declared effective by the Securities and Exchange Commission on November 16, 2009.

The Company received net proceeds from the offering of approximately $30.5 million, after deducting the underwriting discount and estimated offering expenses payable by the Company.

Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 195,000 additional shares of common stock to cover overallotments, if any. The option may be exercised, in whole or in part, until the 30th day following the date of the Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of January 24, 2012, among the Agree Realty Corporation, Agree Limited Partnership and Raymond James & Associates, Inc., as representative of the several underwriters
5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares
8.1	Opinion of DLA Piper LLP (US) regarding tax matters
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: January 27, 2012	BY:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of January 24, 2012, among the Agree Realty Corporation, Agree Limited Partnership and Raymond James & Associates, Inc., as representative of the several underwriters

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)